Exhibit 10.1

AMENDMENT NO. 1

This AMENDMENT NO. 1, dated as of April 9, 2010 (this “Amendment”), to the Credit Agreement (as defined below), among BALLY TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders from time to time party thereto, the Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent and The Bank of Nova Scotia and Wachovia Bank, N.A., as Documentation Agents, are parties to the Credit Agreement, dated as of September 26, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, certain Lenders have agreed to provide a new revolving facility to the Borrower as set forth in this Amendment;

WHEREAS, the Lenders that have consented to this Amendment constitute the Required Lenders under the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

SECTION 1.2.  Other Definitions.  Capitalized terms for which meanings are provided in the Credit Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.

Amendment No. 1
to Credit Agreement

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Upon the occurrence of the Amendment Effective Date, the provisions of the Credit Agreement referred to below are hereby amended in accordance with this Article II.

SECTION 2.1.  Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been Cash Collateralized in accordance with the terms hereof.

“Revolving A Credit Commitment” means, as to each Revolving A Credit Lender, its obligation to (a) make Revolving A Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving A Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving A Credit Facility” means, at any time, the aggregate amount of the Revolving A Credit Lenders’ Revolving A Credit Commitments at such time, which is $75,000,000 as of the Amendment Effective Date.

“Revolving A Credit Lender” means, at any time, any Lender that has a Revolving A Credit Commitment at such time.

“Revolving A Credit Loan” means a Revolving Credit Loan made by a Revolving A Credit Lender pursuant to its Revolving A Credit Commitment.

“Revolving A Credit Note” means a promissory note made by the Borrower in favor of a Revolving A Credit Lender evidencing Revolving A Credit Loans or Swing Line Loans, as the case may be, made by such Revolving A Credit Lender, substantially in the form of Exhibit C-2.

“Revolving B Credit Commitment” means, as to each Revolving B Credit Lender, its obligation to (a) make Revolving B Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving B Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving B Credit Facility” means, at any time, the aggregate amount of the Revolving B Credit Lenders’ Revolving B Credit Commitments at such time, which is $75,000,000 as of the Amendment Effective Date.

“Revolving B Credit Lender” means, at any time, any Lender that has a Revolving B Credit Commitment at such time.

“Revolving B Credit Loan” means a Revolving Credit Loan made by a Revolving B Credit Lender pursuant to its Revolving B Credit Commitment.

“Revolving B Credit Note” means a promissory note made by the Borrower in favor of a Revolving B Credit Lender evidencing Revolving B Credit Loans or Swing Line Loans, as the case may be, made by such Revolving B Credit Lender, substantially in the form of Exhibit C-3.

SECTION 2.2.The definition of “Applicable Fee Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Total Leverage Ratio	Applicable Fee Rate
1	< 1.0:1	0.250%
2	< 1.5:1 but ≥ 1.0:1	0.375%
3	< 2.0:1 but ≥ 1.5:1	0.375%
4	< 2.5:1 but ≥ 2.0:1	0.500%
5	≥ 2.5:1	0.500%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required

Revolving Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).”

SECTION 2.3.  The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means, in respect of the Term Facility, the Revolving A Credit Facility and the Revolving B Credit Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate
1	< 1.0:1	2.25%	1.25%
2	< 1.5:1 but ≥ 1.0:1	2.50%	1.50%
3	< 2.0:1 but ≥ 1.5:1	2.75%	1.75%
4	< 2.5:1 but ≥ 2.0:1	3.00%	2.00%
5	≥ 2.5:1	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Lenders and the Required Revolving Lenders, Pricing Level 5 shall apply in respect of the Term Facility, the Revolving A Credit Facility and the Revolving B Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

SECTION 2.4.  The parenthetical in the definition of “Interest Payment Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:  “(with Swing Line Loans being deemed made under the Revolving Credit Facility and, prior to the Maturity Date with respect to Revolving A Credit Loans, on a pro rata basis between the

Revolving A Credit Facility and the Revolving B Credit Facility, for purposes of this definition).”

SECTION 2.5.  The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties as follows:

“Agreement” means this Credit Agreement, as the same may be supplemented, modified, amended, restated or extended.

“Availability Period” means in respect of the Revolving A Credit Facility, the period from and including the Closing Date and in respect of the Revolving B Credit Facility, the period from and including the Amendment Effective Date, in either case to the earliest of (i) the Maturity Date for such Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Defaulting Lender” means any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, in any case unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Facility” means the Term Facility, the Revolving Credit Facility, the Revolving A Credit Facility or the Revolving B Credit Facility, as the context may require.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving B Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Maturity Date” means (a) with respect to the Term Facility and the Revolving A Credit Facility, September 26, 2012 and (b) with respect to the Revolving B Credit

Facility, March 31, 2014; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Revolving A Credit Commitment and its Revolving B Credit Commitment.

“Revolving Credit Facility” means, collectively, the Revolving A Credit Facility and the Revolving B Credit Facility.

“Revolving Credit Loan” means a Revolving A Credit Loan or a Revolving B Credit Loan, as the context requires.

SECTION 2.6.  Section 2.01 of the Credit Agreement is hereby amended by adding new clauses (c) and (d) thereto as follows:

“(c)         Revolving Credit Loans on the Amendment Effective Date.  On the Amendment Effective Date each Revolving B Credit Lender shall make a new Revolving B Credit Loan to the Borrower, and the Borrower shall repay the Revolving A Credit Loans of each Revolving A Credit Lender, in such amounts so that, after the making of each such Revolving B Credit Loan and the repayment of each such Revolving A Credit Loan, each Revolving Credit Lender shall hold its Applicable Revolving Credit Percentage of each outstanding Revolving Credit Loan.

(d)           Revolving Credit Loans on the Maturity Date for Revolving A Credit Loans.  On the Maturity Date with respect to the Revolving A Credit Facility, the Revolving A Credit Commitments shall be terminated and the Revolving A Credit Loans shall be repaid in full; provided, that if the Borrower requests a Revolving Credit Borrowing consisting of Revolving B Credit Loans to be made on the Maturity Date with respect to the Revolving A Credit Facility, the Administrative Agent shall apply the proceeds of such Revolving Credit Borrowing to the repayment of the Revolving A Credit Loans (and any interest and fees payable with respect thereto) on such date to the extent applicable; provided, further, that after giving effect to any Revolving Credit Borrowing to be made on the Maturity Date with respect to the Revolving A Credit Facility and application of the proceeds of such Revolving Credit Borrowing to the repayment of the Revolving A Credit Loans, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving B Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving B Credit Loans of any Lender, plus such Revolving B Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving B Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans, in each case after giving effect to the repayment in full of the Revolving A Credit Loans and the termination of the Revolving A Credit Commitments, shall not exceed such Revolving B Credit Lender’s Revolving B Credit Commitment.”

SECTION 2.7.  The first sentence Section 2.03(g) of the Credit Agreement is hereby amended and restated in its entirety by the following two sentences:  “Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure attributable to such Defaulting Lender (after giving effect to any Cash Collateral provided by the Defaulting Lender).”

SECTION 2.8.  Clause (i) of Section 2.03(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:  “(i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date with respect to the Revolving A Credit Facility, on the Letter of Credit Expiration Date and thereafter on demand and”.

SECTION 2.9.  Section 2.03 of the Credit Agreement is hereby amended by adding new clauses (m) and (n) thereto as follows:

“(m)        Letter of Credit Participations on the Amendment Effective Date.  On the Amendment Effective Date the Revolving B Credit Lenders shall purchase from the Revolving A Credit Lenders risk participations in Letters of Credit and L/C Borrowings held at such time by the Revolving A Credit Lenders in such amounts so that, after each such purchase, each Revolving Credit Lender’s risk participation in each Letter of Credit and L/C Borrowing is equal to the product of each such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of each such Letter of Credit and L/C Borrowing.

(n)           Letter of Credit Participations on the Maturity Date for Revolving A Credit Loans.  On the Maturity Date with respect to the Revolving A Credit Facility, the Revolving B Credit Lenders shall purchase from the Revolving A Credit Lenders any risk participations in Letters of Credit and L/C Borrowings held at such time by the Revolving A Credit Lenders in such amounts so that, after each such purchase, each Revolving B Credit Lender’s risk participation in each Letter of Credit and L/C Borrowing is equal to the product of each such Revolving B Credit Lender’s Applicable Revolving Credit Percentage (after giving effect to the termination of the Revolving A Credit Commitments) times the amount of each such Letter of Credit and other L/C Borrowing.”

SECTION 2.10.  Section 2.07(b) and (c) of the Credit Agreement are hereby amended and restated in their entireties as follows:

“(b)         Revolving Credit Loans.  The Borrower shall repay (i) to the Revolving A Credit Lenders on the Maturity Date for the Revolving A Credit Facility the aggregate principal amount of all Revolving A Credit Loans outstanding on that date as set forth in Section 2.01(d) and (ii) to the Revolving B Credit Lenders on the Maturity Date for the Revolving B Credit Facility the aggregate principal amount of all Revolving B Credit Loans outstanding on that date.

(c)           Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date (x) with respect to the Revolving A Credit Facility if such Swing Line Loan was made prior to such date or (y) with respect to the Revolving B Credit Facility if such Swing Line Loan was made on or after the Maturity Date with respect to the Revolving A Credit Facility.”

SECTION 2.11.  Section 2.09(a) of the Credit Agreement is hereby amended by replacing the reference therein to “on the last day of the Availability Period for the Revolving Credit Facility” with a reference to “on the last day of the Availability Period for each Revolving Credit Facility.”

SECTION 2.12.  Each of Section 2.14(a) and Section 2.15(a) of the Credit Agreement is hereby amended by replacing the reference therein to “$50,000,000” with a reference to “$100,000,000”.  Each of Section 2.14(e) and Section 2.15(e) of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (ii)(A) in the first sentence therein, and by inserting a comma and a new clause (ii)(C) at the end of clause (ii)(B) thereof, as follows:

“and (C) if the Borrower or any of its Subsidiaries then has secured Indebtedness (or commitments therefor) (other than the Obligations) outstanding (after giving pro forma effect to the application of proceeds of Loans to be made upon the effectiveness of such increase of such Facility), the ratio of (1) the sum of (A) the aggregate principal amount of such secured Indebtedness (or commitments therefor), plus (B) the aggregate amount of the Obligations outstanding at such time (after giving effect to such increase of such Facility), plus (C) the aggregate undrawn portions of the Revolving Credit Commitments at such time (after giving effect to any increase of the Revolving Credit Facility), to (2) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the Measurement Period most recently ended as of such date, does not exceed 1.50 to 1.0.”

SECTION 2.13.  Section 7.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (p) thereto, by replacing the period at the end of clause (q) thereto with “; and” and by inserting a new clause (r) thereto as follows:

“(r)          Liens securing Indebtedness incurred pursuant to Section 7.02(m), provided that, to the extent that such Liens encumber Collateral, such Liens shall rank pari passu with the Liens securing the Obligations, and the holders of such Indebtedness shall hold a security interest in the Collateral on an equal and ratable basis with the Administrative Agent, all pursuant to an intercreditor agreement or other documentation reasonably acceptable to the Administrative Agent.”

SECTION 2.14.  Section 7.02(i) of the Credit Agreement is hereby amended by replacing the reference therein to “$150,000,000” with a reference to “$300,000,000”.

SECTION 2.15.  Section 7.02 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (k) thereto, by replacing the period at the end of clause (l) thereto with “; and” and by inserting a new clause (m) thereto as follows:

“(m)        after such time as the Term Loans and the Revolving A Credit Loans have been repaid in full and the Revolving A Credit Commitments have been terminated, other secured Indebtedness (or commitments therefor) of the Borrower in an aggregate principal amount such that, at the time of the effectiveness of such facility (and after giving pro forma effect to any such Indebtedness or commitments thereunder and application of the proceeds thereof), the ratio of (1) the sum of (A) the aggregate principal amount of such Indebtedness or commitments to be incurred, plus (B) the aggregate outstanding principal amount of all other secured Indebtedness or unused commitments (other than the Obligations) of the Borrower and its Subsidiaries at such time, plus (C) the aggregate amount of the Obligations outstanding at such time, plus (D) the aggregate undrawn portions of the Revolving Credit Commitments at such time, to (2) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis as of such date, does not exceed 1.50 to 1.0.”

SECTION 2.16.  Section 7.03(g)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows: “[Intentionally Omitted].”

SECTION 2.17.  Section 7.03(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(m)        Investments consisting of loans to customers so long as the aggregate principal amount of any such loans made after the Amendment Effective Date does not exceed $60,000,000 at any time or $20,000,000 per property of any such customer; and”

SECTION 2.18.  Section 7.06(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)         so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Borrower may (i) declare or pay cash dividends to its stockholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it (x) if the pro forma Consolidated Total Leverage Ratio is less than 1.0, without limitation, (y) if the pro forma Consolidated Total Leverage Ratio is 1.0 or greater but less than 1.5, so long as after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made during any fiscal year would be less than or equal to $75,000,000, and (z) if the pro forma Consolidated Total Leverage Ratio is 1.5 or greater, so long as after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made during any fiscal year would be less than or equal to $50,000,000.”

SECTION 2.19.  Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)         Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio at the end of any fiscal quarter of the Borrower to be greater than 3.00 to 1.0.”

SECTION 2.20.  Section 7.11(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “For purposes of calculating Consolidated Fixed Charge Coverage Ratio for the Measurement Period which includes September 26, 2012, the scheduled payment of principal of the Term Loans for September 26, 2012 shall be deemed to be in the amount of $11,250,000 (unless, on or before such date, the Term Loans shall have been repaid in full, in which case such figure shall be zero).”

SECTION 2.21.  The last sentence of the penultimate paragraph of Section 10.01 of the Credit Agreement is hereby amended and restated in its entirety as follows: “Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) the principal amount of any Loan or L/C Borrowing or any fees or other amounts payable to such Lender hereunder or under any other Loan Document may not be reduced or forgiven without the consent of such Lender.”

SECTION 2.22.  Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.01 hereto.

SECTION 2.23.  The Credit Agreement is hereby amended by amending and restating Exhibit C-2 thereto in its entirety as set forth on Exhibit C-2 hereto and by adding a new Exhibit C-3 thereto as set forth on Exhibit C-3 hereto.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

The amendments set forth in Article II shall become effective on the date (the “Amendment Effective Date”) when all of the conditions set forth in this Article III have been completed to the reasonable satisfaction of the Administrative Agent.

SECTION 3.1.  The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, all Lenders and the Administrative Agent.

SECTION 3.2.  The Administrative Agent shall have received an affirmation of the Guaranty from each of the Guarantors in substantially the form of Exhibit A hereto.

SECTION 3.3.  Each Person that is not a Lender that is to become a Revolving B Credit Lender (each of which shall be an Eligible Assignee) shall have executed a joinder agreement in form and substance satisfactory to the Administrative Agent, the Borrower and their respective counsel.

SECTION 3.4.  The Administrative Agent shall have received, for the account of each Lender that shall have consented to this Amendment by not later than 5:00 p.m. (New York time) on April 9, 2010, a non-refundable amendment fee in the amount of 0.15% of each such Lender’s aggregate Commitments in effect immediately prior to the Amendment Effective Date.

SECTION 3.5.  The Administrative Agent shall have received, for the account of each Revolving B Credit Lender, a non-refundable up front fee in the amount agreed between the Borrower and each such Revolving B Credit Lender.

SECTION 3.6.  The Administrative Agent shall have received legal opinions substantially in the form of Exhibit B hereto.

SECTION 3.7.  The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment.

SECTION 3.8.  The Administrative Agent (on behalf of the Lenders) shall be reasonably satisfied that it continues to have a valid and perfected first priority lien and security interest in the Collateral to the same extent as prior to the Amendment Effective Date.

SECTION 3.9.  The Administrative Agent shall have received revised forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for fiscal year 2010 and on an annual basis thereafter during the term of the Facilities.

SECTION 3.10.  There shall not have occurred since June 30, 2009 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.11.  The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

ARTICLE IV

RETENTION OF RIGHTS, ETC.

SECTION 4.1.  Limitation to its Terms.  This Amendment strictly shall be limited to its terms.

SECTION 4.2.  Retention of Rights.  Without limiting the generality of Section 4.1, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of (or forbearance with respect to) any present or future Default or Event of Default or as a waiver of (or forbearance with respect to) the ability of the Administrative Agent or the other Lenders to exercise any right, power, and/or remedy, whether under any Loan Document and/or under any applicable law, in connection therewith.  As provided in Section 10.03 of the Credit Agreement, no failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 4.3.  Full Force and Effect; Limited Amendment.  Without limiting the generality of Section 4.1, except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  Without limiting the generality of Section 4.1, the amendments set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Credit Agreement or of any transaction or further or future action on the part of Borrower which would require the consent of the Lenders under the Credit Agreement.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.  Representations and Warranties.  The Borrower represents and warrants the following:

(a)           before and after giving effect to this Amendment, no Default or Event of Default is continuing;

(b)           after giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the Amendment Effective Date as though made on that date (or, if stated to have been made as of an earlier date, was true and correct as of such earlier date); and

(c)           this Amendment has been duly authorized by the Borrower, there is no action pending or any order, judgment, or decree in effect that is likely to restrain, prevent, or impose materially adverse conditions upon the performance by the Borrower or any of its Subsidiaries under the Credit Agreement or any of the other Loan Documents, and this Amendment constitutes the valid, binding and enforceable obligation of the Borrower in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and

(d)           The execution, delivery and performance by the Borrower of this Amendment does not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Borrower or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (ii) any requirement of law applicable to the Borrower or any of its Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of Borrower or any of its Borrower’s Subsidiaries except, in the case of clauses (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2.  Loan Document.  This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 5.3.  Reaffirmation of Obligations.  The Borrower hereby acknowledges that the Loan Documents (as amended by this Amendment) and the Obligations constitute the valid and binding Obligations of the Borrower enforceable against Borrower in accordance with their respective terms, and the Borrower hereby reaffirms its Obligations under the Loan Documents (as amended by this Amendment).  The Administrative Agent’s and any Lender’s entry into this Agreement or any of the documents referenced herein, the Administrative Agent’s and any Lender’s negotiations with any party with respect to any Loan Document, the Administrative Agent’s and any Lender’s acceptance of any payment from the Borrower, any Guarantor or any other party of any payments made to the Administrative Agent or any Lender prior to the date hereof, or any other action or failure to act on the part of the Administrative Agent or any Lender shall not constitute (a) a modification of any Loan Document (except to the extent of the specific amendments contained herein), or (b) a waiver of any Default or Event of Default under the Loan Documents, or a waiver of any term or provision of any Loan Document.

SECTION 5.4.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Credit Agreement and their respective successors and permitted assigns.

SECTION 5.5.  Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.6.  Integration.  This Amendment represents the agreement of the Borrower, the Administrative Agent and each of the Lenders (through the Required Lenders’ consenting hereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 5.7.  Governing Law and Waiver of Jury Trial.  The terms of Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein as though set forth in full.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 1.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT A

CONSENT

This Consent (this “Consent”) is delivered with reference to the Credit Agreement (the “Credit Agreement”) dated as of September 26, 2008, as amended, among Bally Technologies, Inc., a Nevada corporation (the “Borrower”), the Lenders referred to therein, Bank of America, N.A., as Administrative Agent (“Administrative Agent”), Wells Fargo Bank, N.A., as Syndication Agent and The Bank of Nova Scotia and Wachovia Bank, N.A., as Documentation Agents.  Capitalized terms used but not defined herein are given the meanings set forth for those terms in the Credit Agreement.

Each of the undersigned hereby consents to the execution, delivery and performance by the Borrower, the Lenders and Administrative Agent of the proposed Amendment No. 1 to the Credit Agreement (the “Amendment”), substantially in the form of the most recent draft presented to the undersigned, and agrees that nothing contained therein shall diminish, alter, amend or otherwise affect any of the undersigned’s obligations under the Loan Documents.

In connection therewith, each of the undersigned expressly and knowingly reaffirms its respective liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document, and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document.

The undersigned further agrees that each Loan Document to which it is a party shall remain in full force and effect and is hereby ratified and confirmed.  The undersigned further agrees that the execution of this Consent is not necessary for the continued validity and enforceability of any Loan Document to which it is a party but is executed to induce the Administrative Agent and the Lenders to approve of and otherwise enter into the Amendment.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned intending to be legally bound hereby, has caused this Consent to be executed as of               , 2010.

[GUARANTORS]

By:
Name:
Title:

EXHIBIT B

FORM OF LEGAL OPINIONS

EXHIBIT C-2

REVOLVING A CREDIT NOTE

EXHIBIT C-3

REVOLVING B CREDIT NOTE

SCHEDULE 2.01

REVOLVING A CREDIT COMMITMENTS
REVOLVING B CREDIT COMMITMENTS
AND
TERM COMMITMENTS